Exhibit 99.1

Internap Drives Record Fourth Quarter and Full-year 2007 Results

•	Record revenue of $235.9 million for 2007, an increase of 30.1 percent over 2006;
•	Added 259 net new customers in the fourth quarter;
•	GAAP net income of $6.3 million or $0.13 per fully diluted share for fourth quarter of 2007 (including $3.4 million income tax benefit);
•	Fourth quarter adjusted EBITDA margin(1) of 18.1 percent; and
•	Announces a 5-year $40 million expansion of existing contract with Softlayer.

ATLANTA, GA – (February 28, 2008) Internap Network Services Corporation (NASDAQ: INAP), a global provider of fast, reliable, end-to-end Internet business solutions, today reported strong fourth quarter and full year 2007 results, delivering record revenue and the fifth consecutive quarter of adjusted EBITDA margin(1) improvement.  GAAP net income for the fourth quarter totaled $6.3 million or $0.13 per fully diluted share.  Fourth quarter net income included a benefit as Internap recognized accumulated net operating loss carry-forwards to offset taxable income.

“Internap had a strong 2007, posting significant accomplishments both financially and operationally,” said James P. DeBlasio, chief executive officer of Internap.  “Financial highlights included 30 percent annual revenue growth, record fourth quarter and full-year revenue and net income, and sizable margin improvement.  Operationally, we entered the CDN business through our acquisition and integration of VitalStream Holdings, sharply increased our customer count and significantly increased the scale of our business by expanding the global capacity of our data centers and IP network.  As we enter 2008, Internap’s strategic position in fast-growing markets combined with our unique bundled services approach positions the company for robust growth and increasing levels of margin contribution as we continue our focus on highly profitable growth.”

Revenue for 2007 was $235.9 million, up $54.5 million, or 30.1 percent compared to 2006.  Fourth quarter 2007 revenue totaled $63.0 million, an increase of 28.6 percent over the same quarter last year.  Year-over-year revenue growth was driven by a substantial increase in Internap’s data center services segment, core managed IP services, and the addition of Internap CDN services through the February 2007 acquisition of VitalStream Holdings, Inc.  Strong demand, along with expanding owned-site and partner-site colocation footprints, benefited data center services revenue in 2007.  Steady IP traffic growth and slower pricing declines drove IP services revenue in the fourth quarter and over the entire year.  Sequential and year-over-year declines in other revenue were attributable to the planned wind-down of resold CDN services and equipment.

For the full-year 2007, net loss was $4.2 million or $0.09 per fully diluted share down from net income of $3.7 million or $0.10 per diluted share relative to the full-year 2006.  The net loss for 2007 includes $13.0 million in one-time charges and a $3.1 million net income tax benefit.  Fourth quarter 2007 net income was $6.3 million or $0.13 per share and included a net tax benefit of $3.4 million.  The tax benefit was recognized in the quarter as the company determined that its UK subsidiary had demonstrated consistent profitability and could therefore begin to use accumulated net operating loss carry-forwards.   Normalized net income (1), which excludes the impact of stock compensation expense and items that management considers non-recurring, totaled $17.4 million in 2007, an increase of 75.7 percent over 2006.  On a fully-diluted share basis, normalized net income per share (1) was $0.37, an increase of $0.09 or 32.1 percent year over year.

Adjusted EBITDA (1) rose 56.3 percent to $39.1 million in 2007.  In the fourth quarter of 2007, adjusted EBITDA (1) was $11.4 million, an increase of 58.8 percent compared to the fourth quarter of 2006.  Full-year 2007 adjusted EBITDA margin (1) was 16.6 percent – up 280 basis points compared to last year.  Fourth quarter adjusted EBITDA margin (1) was 18.1 percent, up 350 basis points year-over-year and up 210 basis points sequentially, marking the fifth consecutive quarter of adjusted EBITDA margin (1) expansion.  Adjusted gross margin (1) for 2007 was 49.8%, an increase of 350 basis points year over year.  In the fourth quarter, adjusted gross margin (1) was 51.0%, an increase of 470 basis points relative to the same period a year earlier.

The company added 259 net new customers in the fourth quarter, ending the period with 3,811 customers under contract. New customers this quarter included Sugar Publishing and PC Universe.

Separately, the company announced that it had secured the largest deal in its history to provide Softlayer, a rapidly growing provider of on-demand technology and connectivity, with Internap’s premium suite of Internet services.  The deal totals $40 million over five years and is in addition to the five-year, $16 million contract with Softlayer that was announced in November.  As part of the agreement, Internap will deliver its full suite of services to Softlayer.  “Our customers increasingly demand multiple services over our three core platforms,” said Mr. DeBlasio.  “The expansion of the Softlayer relationship is a significant win for Internap and it clearly validates the traction Internap’s end-to-end Internet product set is gaining in the market.”

Internap reaffirms its previously provided full-year 2008 guidance.  This guidance along with the company’s forecast for 2008 capital expenditures is as follows:

-- Total revenue growth of approximately 25 percent over 2007;

-- Adjusted EBITDA (1) of approximately 20 percent of total revenue; and

-- Capital expenditures of $45 to $50 million.

Conference Call Information:
Internap's fourth quarter and full-year 2007 conference call will be held today at 5:00 p.m., EST.
Participants may access the call by dialing 877-627-6555. International callers should dial 719-325-4911. Listeners may also connect to the simultaneous webcast available from the investor relations section of the company’s web site at http://ir.internap.com/events.cfm.  A replay of the call will be accessible from Thursday, February 28 at 8 p.m. EST through Wednesday, March 5 at 888-203-1112 using the replay code 6298347. International participants can access the archived call at 719-457-0820 with the same code.

(1) Reconciliations between GAAP information and non-GAAP information contained in this press release are provided in the tables below entitled "Reconciliation of Gross Margin to Adjusted Gross Margin," "Reconciliation of Net (Loss) Income to Adjusted EBITDA," and "Reconciliation of Net (Loss) Income and Basic and Diluted Net (Loss) Income Per Share to Normalized Net Income and Basic and Diluted Normalized Net Income Per Share.”  This information is also available on our Web site under the Investor Services heading.

About Internap
Internap is a leading Internet solutions provider that manages, delivers and distributes applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed IP services, content delivery network (CDN), and content monetization services, Internap frees its customers to drive innovation inside their business and create new revenue opportunities. More than 3,800 companies across the globe trust Internap to help them achieve their Internet business goals. Internap is "Making Innovation Possible." For more information, visit www.internap.com.

Internap "Safe Harbor" Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected capital expenditures, projected costs, and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "projects," "forecasts," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap's business, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; and our ability to protect our intellectual property.

Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the statements made in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Katie Eakins / Wanda Soler	Andrew McBath
(619) 677-2700	(404) 865-7198
internap@lewispr.com	amcbath@internap.com

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Year Ended December 31,
	2007	2006	2005

Revenues:
Internet protocol (IP) services	$121,139	$110,487	$105,726
Data center services	83,726	56,113	38,259
Content delivery network (CDN) services	19,651	—	—
Other	11,372	14,775	9,732

Total revenues	235,888	181,375	153,717
Operating costs and expenses:
Direct cost of network and sales and services, exclusive of depreciation and amortization, shown below:
IP services	43,681	39,744	38,377
Data center services	59,439	46,474	35,244
CDN services	6,584	—	—
Other	8,690	11,120	8,337
Direct cost of amortization of acquired technology	4,165	516	577
Direct cost of customer support	16,547	11,566	10,670
Product development	6,564	4,475	4,864
Sales and marketing	31,533	27,173	25,864
General and administrative	32,562	22,104	20,096
Depreciation and amortization	22,242	15,856	14,737
Gain on disposals of property and equipment	(5)	(113)	(19)
Restructuring and asset impairment	11,349	323	44
Acquired in-process research and development	450	—	—
Amortization of deferred stock compensation	—	—	60

Total operating costs and expense	243,801	179,238	158,851

(Loss) income from operations	(7,913)	2,137	(5,134)

Non-operating (income) expense:
Interest income	(2,758)	(2,305)	(1,284)
Interest expense	1,111	883	1,373
Write-off of investment	1,178	—	—
Other, net	1	(129)	(176)

Total non-operating (income) expense	(468)	(1,551)	(87)

(Loss) income before income taxes and equity in earnings of equity-method investments	(7,445)	3,688	(5,047)
(Benefit) provision for income taxes	(3,080)	145	—
Equity in earnings of equity-method investment, net of taxes	(139)	(114)	(83)
Net (loss) income	$(4,226)	$3,657	$(4,964)

Net (loss) income per share:
Basic	$(0.09)	$0.11	$(0.15)
Diluted	$(0.09)	$0.10	$(0.15)
Weighted average shares used in per share calculations:
Basic	46,942	34,748	33,939
Diluted	46,942	35,739	33,939

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$52,030	$45,591
Short-term investments in marketable securities	19,569	13,291
Accounts receivable, net of allowance of $3,672 and $888, respectively	38,227	20,282
Inventory	304	474
Deferred tax assets – current	479	—
Prepaid expenses and other assets	8,442	3,818

Total current assets	119,051	83,456

Property and equipment, net of accumulated depreciation of $165,543 and $151,269, respectively	65,491	47,493
Investments	1,138	2,135
Intangible assets, net of accumulated amortization of $23,921 and $18,644, respectively	43,008	1,785
Goodwill	190,677	36,314
Restricted cash	4,120	—
Deferred tax assets – non-current	3,014	—
Deposits and other assets	2,287	2,519

Total assets	$428,786	$173,702

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable, current portion	$2,413	$4,375
Accounts payable	19,624	8,776
Accrued liabilities	10,159	8,689
Deferred revenue, current portion	4,807	3,260
Capital lease obligations, current portion	805	347
Restructuring liability, current portion	2,396	1,400
Other current liabilities	108	84

Total current liabilities	40,312	26,931

Note payable, less current portion	17,354	3,281
Deferred revenue, less current portion	2,275	1,080
Capital lease obligations, less current portion	452	83
Restructuring liability, less current portion	7,697	3,384
Deferred rent	11,011	11,432
Deferred tax liability	398	—
Other long-term liabilities	878	986

Total liabilities	80,377	47,177

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 200,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 60,000 shares authorized, 49,760 and 35,873 shares issued and outstanding, respectively	50	36
Additional paid-in capital	1,208,191	982,624
Accumulated deficit	(860,681)	(856,455)
Accumulated items of other comprehensive income	849	320

Total stockholders’ equity	348,409	126,525

Total liabilities and stockholders’ equity	$428,786	$173,702

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2007	2006	2005

Cash flows from operating activities:
Net (loss) income	$(4,226)	$3,657	$(4,964)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	26,407	16,372	15,314
Gain on disposal of property and equipment, net	(5)	(113)	(19)
Asset impairment	2,454	319	—
Acquired in-process research and development	450	—	—
Stock-based compensation expense	8,681	5,942	75
Write-off of investment	1,178	—	—
Equity in earnings from equity-method investment	(139)	(114)	(83)
Provision for doubtful accounts	2,261	548	1,431
Non-cash changes in deferred rent	(553)	2,247	2,690
Lease incentives	—	—	713
Deferred income taxes	(3,095)	—	—
Other, net	106	212	(397)
Changes in operating assets and liabilities, excluding the effects of acquisition:
Accounts receivable	(17,623)	(1,702)	(3,616)
Inventory, prepaid expenses, deposits and other assets	(2,161)	(1,778)	(170)
Accounts payable	7,920	3,010	(5,433)
Accrued and other liabilities	(2,333)	1,422	805
Deferred revenue	2,704	1,070	1,023
Accrued restructuring liability	5,309	(1,493)	(1,876)

Net cash flows provided by operating activities	27,335	29,599	5,493

Cash flows from investing activities:
Purchases of short-term investments in marketable securities	(38,508)	(17,427)	(18,710)
Maturities of short-term investments marketable securities	32,652	20,277	19,350
Purchases of property and equipment	(30,271)	(13,382)	(10,161)
Proceeds from disposal of property and equipment	5	133	17
Cash received from acquisition, net of costs incurred for the transaction	3,203	—	—
Change in restricted cash, excluding effects of acquisition	(3,217)	—	76

Net cash flows used in investing activities	(36,136)	(10,399)	(9,428)

Cash flows from financing activities:
Proceeds from note payable, net of discount	19,742	—	—
Principal payments on notes payable	(11,318)	(4,375)	(6,483)
Payments on capital lease obligations	(1,617)	(538)	(512)
Debt issuance costs	(65)	—	—
Proceeds from exercise of stock options and employee stock purchase plan	8,582	3,031	1,471
Proceeds from exercise of warrants	—	3,808	—
Other, net	(84)	31	70

Net cash flows provided by (used in) financing activities	15,240	1,957	(5,454)

Net increase (decrease) in cash and cash equivalents	6,439	21,157	(9,389)
Cash and cash equivalents at beginning of period	45,591	24,434	33,823

Cash and cash equivalents at end of period	$52,030	$45,591	$24,434

Supplemental disclosure of non-cash information:
Common stock issued and stock options assumed in acquisition of VitalStream Holdings, Inc.	$208,293	$—	$—

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted gross margin, adjusted EBITDA, normalized net income and normalized diluted shares. The most directly comparable GAAP equivalent to adjusted gross margin is gross margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income is net (loss) income. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares used in per share calculations.

We define non-GAAP measures as follows:

-- Adjusted gross profit is gross profit (GAAP) plus direct cost of customer support and depreciation and amortization included in and associated with cost of sales;
-- Adjusted gross margin is adjusted gross profit as a percentage of revenues;
-- Adjusted EBITDA is net (loss) income plus depreciation and amortization, restructuring and asset impairment, acquired in-process research and development, stock based compensation expense, write-off of investment, income taxes and interest expense less interest income;
– Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues;
-- Normalized net income is net (loss) income plus restructuring and asset impairment, acquired in-process research and development, stock-based compensation expense, and write-off of investment;
-- Normalized diluted shares are diluted common shares used in GAAP per share calculations plus any potentially dilutive securities not already reflected in diluted shares, less the dilutive effect of SFAS No. 123R under the treasury stock method; and
-- Normalized net income per share is normalized net income divided by basic and normalized diluted shares.

Reconciliations of each of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

Our presentation of adjusted gross margin excludes depreciation, amortization and direct cost of customer support in order to allow investors to see the business through the eyes of management. Direct cost of network, sales and services is viewed by management as generally non-controllable, external costs and the margin of revenue in excess of these direct costs is regularly monitored by management. Similarly, we view the cost of customer support to also be an important component of costs of revenue but believe that the cost of customer support to be within our control and to some degree discretionary as we can adjust that cost by hiring and terminating employees.

Adjusted gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors' pricing declines and the corresponding affect on our revenue. The presentation of adjusted gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of cost of revenue, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from adjusted gross margin because they are based on historical costs of assets that may have little bearing on present or future replacement costs, and they are based on management estimates of remaining useful lives. Further, depreciation and amortization are based on historical cost incurred to build out the Company's deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

We believe that excluding depreciation and amortization as well as restructuring and asset impairment and acquired in-process research and development to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors' understanding of the Company's core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives, as noted above. Restructuring costs relate primarily to the Company's decision to exit leases for duplicative and excess space that we do not intend to build out now or in the future and one-time severance costs paid to terminated employees. Impairment costs relate to the Company's write-down of certain costs that were capitalized during the development of software to be used internally, leasehold improvements in restructured facilities and the write-down of an equity investment. Management believes that such restructuring and impairment charges and acquired in-process research and development were unique costs that are not expected to recur on a regular basis, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of share-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors' understanding of the Company's core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of share-based compensation, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions, and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net (loss) income and net (loss) income per share information by providing normalized net income and normalized net income per share, excluding the effect of restructuring and asset impairment, acquired in-process research and development and stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to -- not a substitute for -- our results of operations presented on the basis of accounting principles generally accepted in the United States. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by accounting principles generally accepted in the United States. Our statement of cash flows presents our cash flow activity in accordance with accounting principles generally accepted in the United States. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

-- EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and
-- investors commonly adjust EBITDA information to eliminate the effect of restructuring, asset impairment and stock-based compensation expenses, which vary widely from company to company and impair comparability.

Our management uses adjusted EBITDA:

-- as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;
-- as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
 -- in communications with the board of directors, shareholders, analysts and investors concerning our financial performance.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN

A reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin, for each of the fiscal periods indicated is as follows (in thousands):

	Year Ended December 31,
	2007	2006
Revenues:
Internet protocol (IP) services	$121,139	$110,487
Data center services	83,726	56,113
Content delivery network (CDN) services	19,651	—
Other	11,372	14,775
Total revenues	235,888	181,375

Direct cost of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	43,681	39,744
Data center services	59,439	46,474
CDN services	6,584	—
Other	8,690	11,120
Direct cost of amortization of acquired technology	4,165	516
Direct cost of customer support	16,547	11,566
Depreciation and amortization associated with cost of sales	18,313	13,250
Total cost of sales	157,419	122,670

Gross profit (GAAP)	$78,469	$58,705
Gross margin (GAAP)	33.3%	32.4%

Add:
Direct cost of amortization of acquired technology	$4,165	$516
Direct cost of customer support	16,547	11,566
Depreciation and amortization associated with cost of sales	18,313	13,250

Adjusted gross profit (non-GAAP)	$117,494	$84,037
Adjusted gross margin (non-GAAP)	49.8%	46.3%

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

A reconciliation of net (loss) income, the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Year Ended December 31,
	2007	2006
Net (loss) income (GAAP)	$(4,226)	$3,657
Depreciation and amortization	26,407	16,372
Restructuring and asset impairment	11,349	323
Acquired in-process research and development	450	—
Stock-based compensation expense	8,681	5,942
Write-off of investment	1,178	—
Income taxes	(3,080)	145
Interest (income) expense, net	(1,647)	(1,422)
Adjusted EBITDA (non-GAAP)	$39,112	$25,017
Adjusted EBITDA margin (non-GAAP)	16.6%	13.8%

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME AND BASIC AND DILUTED NET (LOSS) INCOME PER SHARE TO NORMALIZED NET INCOME AND BASIC AND DILUTED NORMALIZED NET INCOME PER SHARE

Reconciliations of (1) net (loss) income, the most directly comparable GAAP measure, to normalized net income, (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net (loss) income per share, the most directly comparable GAAP measure, to normalized net income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Year ended December 31,
	2007	2006
Net (loss) income (GAAP)	$(4,226)	$3,657
Restructuring and asset impairment	11,349	323
Acquired in-process research and development	450	—
Stock-based compensation expense	8,681	5,942
Write-off of investment	1,178	—
Normalized net income (non-GAAP)	$17,432	$9,922

Shares used in per share calculations:
Basic (GAAP)	46,942	34,748
Diluted (GAAP)	46,942	35,739
Add potentially dilutive securities	1,091	—
Less dilutive effect of SFAS No. 123R under the treasury stock method	(678)	(499)
Normalized diluted shares (non-GAAP)	47,355	35,240

GAAP net income (loss) per share:
Basic	$(0.09)	$0.11
Diluted	$(0.09)	$0.10

Normalized net income per share (non-GAAP):
Basic	$0.37	$0.29
Diluted	$0.37	$0.28